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                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re: Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended March 31, 2004 and 2003.

                                                            BASIC           DILUTED
                                                           INCOME           INCOME
                                                          PER SHARE        PER SHARE
                                                          ---------        ---------
For the three months ended March 31, 2004
    Net income                                             $  376              376
                                                           ======            =====
Weighted average number of common
    shares outstanding                                      6,323            6,323

Common share equivalents resulting
    from: dilutive stock options                                -               93
          restricted stock                                      -              233
                                                           ------            -----
Adjusted weighted average number
   of common and common equivalent
   shares outstanding                                       6,323            6,649
                                                           ======            =====

          Net income per common share                      $ 0.06             0.06
                                                           ======            =====

For the three months ended March 31, 2003
   Net income                                              $1,562            1,562
                                                           ======            =====

Weighted average number of common
   shares outstanding                                       6,325            6,325
Common share equivalents resulting
from: dilutive stock options                                    -               55
           restricted stock                                     -              233
                                                           ------            -----
Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                        6,325            6,613
                                                           ======            =====

          Net income per common share                      $ 0.25             0.24
                                                           ======            =====
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